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                                                                     EXHIBIT 4.1


  THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT,
   HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD,
     TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS,
       OR (2) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND
    SUCH LAWS IS AVAILABLE AND THE COMPANY HAS RECEIVED EITHER AN OPINION OF
     COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY,
       TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH
         SUCH DISPOSITION OR OTHER EVIDENCE THAT IS SATISFACTORY TO THE
          COMPANY, WHICH EVIDENCE ESTABLISHES THAT ANY SUCH DISPOSITION
          WILL NOT VIOLATE THE SECURITIES ACT, SUCH LAWS OR ANY RULE OR
                       REGULATION PROMULGATED THEREUNDER.

                           NETAMERICA.COM CORPORATION
                             a Delaware Corporation

                          COMMON STOCK PURCHASE WARRANT

                        [________] SHARES OF COMMON STOCK

                             Warrant No. [________]
                            Exercisable on or before
                         [____________________________]

FOR VALUE RECEIVED, NETAMERICA.COM CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), promises to issue in the name of, and sell and deliver to [_____________________] or its registered assigns (in each case, the "HOLDER"), a certificate or certificates for an aggregate of [______________] (______) Shares (the "WARRANT SHARES") of common stock, $0.0001 par value per share ("COMMON STOCK"), upon compliance with the terms of this Common Stock Purchase Warrant (the "WARRANT") and payment therefor of the exercise price, subject to adjustment in certain events (the "EXERCISE PRICE"), of $[______] per Warrant Share. This Warrant shall be exercisable at any time after [__________] and prior to [_________________] (the "EXERCISE PERIOD") and shall be void thereafter.

        1.     EXERCISE OF WARRANT.

               (a) General Method of Exercise. This Warrant may be exercised in whole or in part at any time during the Exercise Period by delivery to the Company's principal office (or such other office as the Company may designate by written notice to the Holder), not later than two (2) business days before the date on which this Warrant is to be exercised (the "EXERCISE DATE"), of all of the following:

                      (i) a Form of Exercise Agreement (the "FORM OF EXERCISE")
               annexed


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               hereto, duly executed by the Holder and setting forth (A) the
               Exercise Date, (B) the number of Warrant Shares as to which this Warrant is to be exercised on the Exercise Date, and (C) if the Holder elects to effect a cashless exercise as described in subsection (b) below, indication of such cashless exercise as provided in the Form of Exercise;

                      (ii) if the Holder does not effect a cashless exercise,
               either cash, a certified or official bank check payable to the Company in funds immediately available on the Exercise Date or a wire transfer for the account of the Company, in an amount equal to the Exercise Price multiplied by the number of Warrant Shares of the Company's Common Stock as to which this Warrant is to be exercised on the Exercise Date; and

                      (iii) this Warrant.

               (b) Cashless Exercise. If the Holder so elects in the Form of Exercise referred to in subsection (a) to effect a cashless exercise, this Warrant shall be converted on the Exercise Date, without any further consideration, into that number of shares of the Company's Common Stock equal to the total number of Warrant Shares set forth in such Form of Exercise multiplied by the difference of one minus a fraction equal to the Exercise Price divided by the Fair Market Value Per Share of the Company's Common Stock, determined as set forth below.

        For purposes of the above calculation, the "Fair Market Value Per Share" of the Company's Common Stock shall be the average over the fifteen (15) days preceding the Exercise Date, appropriately adjusted to reflect any stock split or similar transaction during such relevant period, of (i) the closing price of the Company's Common Stock quoted on any national or regional exchange on which the Company's Common Stock is listed or, if not so listed, (ii) the average of the closing bid and asked prices of the Company's Common Stock quoted in the OTC Bulletin Board quotation service. If there is no public market for the Company's Common Stock at the time of such exercise, the Fair Market Value Per Share of the Company's Common Stock shall be determined by the Company's Board of Directors in good faith. Any calculation by the Company of the Fair Market Value Per Share of the Company's Common Stock shall be conclusive in the absence of manifest error.

               (c) Issuance of Certificates and New Warrant. Within a reasonable time not in excess of twenty (20) days after the Exercise Date, the Company shall deliver to the Holder:

                      (i) if the Holder did not elect to effect a cashless
               exercise, (A) a certificate for the number of shares of the Company's Common Stock such Holder elected to purchase on the Exercise Date and (B) if this Warrant was not exercised in full, a new Warrant of like tenor in the name of the Holder evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, both of which shall be delivered to the Holder at the address designated in the Form of Exercise. Any new Warrant shall be dated with this Warrant's



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               original issue date; or

                      (ii) if the Holder did elect to effect a cashless
               exercise, (A) a certificate for the number of shares of the Company's Common Stock referred to in subsection (b) and (B) if this Warrant was not exercised in full, a new Warrant of like tenor in the name of the Holder evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, both of which shall be delivered to the Holder at the address designated in the Form of Exercise. Any new Warrant shall be dated with this Warrant's original issue date.

        The Company shall deliver to the Holder physical certificates representing the Warrant Shares so purchased, as described above. Any certificates so delivered shall be in such denominations as may be requested by the Holder hereof, shall be registered in the name of such Holder or such other name as shall be designated by such Holder and shall bear a restrictive legend.

        2. EXERCISE PRICE. Except as otherwise provided in Section 3 hereof, the initial exercise price of this Warrant shall be $[ ] per Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 3 hereof. The term "EXERCISE PRICE" as used herein shall mean the initial exercise price or the adjusted exercise price, as the context requires.

        3.     ADJUSTMENTS.

               (a) Subdivision or Combination of Shares. If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of Warrant Shares shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

               (b) Dividends in Common Stock or Securities Convertible into Common Stock. If the Company declares a dividend or distribution on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.



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               (c) Merger, Sale of Assets. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this
        Section 3. The foregoing provisions of this Section 3(c) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.

               (d) Reclassification. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, shall change any of the securities as to which purchase rights under this Warrant exist, by reclassification of securities or otherwise, into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 3.

               (e) Liquidation, etc. If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, or otherwise declare a dividend, or make a distribution to the holders of its Common Stock generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors or any dividend or distribution referred to in Section 3(b)), the Exercise Price shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend. For purposes of this Section 3(e), the "Per Share Value" of a cash dividend or other distribution shall be the dollar amount of the distribution on each share of Common Stock and the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each share of Common Stock as determined in good faith by the Board of Directors of the Company.



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               (f) Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant or the Exercise Price of the Warrant Shares is adjusted as provided herein, the Company shall mail to the Holder a notice of such adjustment or adjustments, prepared and signed by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of the Warrant and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made. Upon an adjustment described herein, the Company may elect to issue a new Warrant reflecting such adjustment, and if the Company so elects, the Holder will return this Warrant to the Company in exchange for such new Warrant.

               (g) Notices to Holder. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least twenty (20) days prior to the relevant date described below (or such shorter period as is reasonably possible if twenty days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's stockholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place, the effect of the action, to the extent such effect may be known on the date of such notice, on the Exercise Price and the kind and amount of shares of stock or other securities or property deliverable on the exercise of the Warrant, and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event. All such notices shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, and (ii) in the case of mailing, on the fifth (5th) business day following the date of such mailing.

               (h) The provisions of this Section 3 are for the purpose of, and shall be interpreted to the effect that, upon any exercise of this Warrant, the Holder shall be entitled to receive the same amount and kind of securities and other property that it would have been entitled to receive as the owner at all times subsequent to the date hereof of the number of shares of Common Stock issuable upon conversion of the Warrant Shares purchased upon any such exercise.

               (i) It is agreed and understood that no adjustments shall be made hereunder solely as a result of the issuance by the Company of: (i) Common Stock issued pursuant to any future public or private issuance of stock; or (ii) Common Stock issued upon the exercise of warrants or options granted by the Company.



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               (j) No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

               (k) Irrespective of any adjustment or change in the Exercise Price, or the number of shares of Common Stock actually purchasable under each Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Exercise Price per Share and the number of Warrant Shares purchasable thereunder as the Exercise Price per Share and the number of Warrant Shares purchasable were expressed on the Warrants when initially issued.

        4.     REGISTRATION

               (a) Piggyback Registration. If the Company proposes to register under the Securities Act any of its Common Stock (other than a registration (1) relating to the sale of securities to employees, officers and directors of, and independent contractors and consultants to, the Company or a subsidiary pursuant to a stock option, stock purchase or similar plan which is registered on Form S-8 or otherwise,
        (2) relating to an exchange offer or offering of securities solely to the Company's existing security holders, (3) relating to any business combination or other transaction in which the Company's securities are registered on Form S-4 or (4) on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Common Stock of the Company owned by the Holder), the Company shall, at least twenty (20) days prior to filing such registration statement with the Securities and Exchange Commission give the Holder written notice of such proposed filing, and include in such registration statement any or all of the Warrant Shares as the Holder may request within ten (10) days after the Company's giving of such notice, subject to the conditions set forth herein.

               (b) Registration Procedures. If, pursuant to Section 4(a) hereof, the Company is required to include any Warrant Shares in a registration statement proposed to be filed, the Company will, as expeditiously as possible:

                      (i) prepare and file such registration statement under the
               Securities Act on an appropriate form and use its best efforts to cause such registration statement to become effective;

                      (ii) prepare and file with the Securities and Exchange
               Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act and the Exchange Act of 1934 (the "EXCHANGE ACT") with respect to the offer of the securities covered by such registration statement during the period required for distribution of such securities;

                      (iii) furnish to the Holder those copies of such
               registration statement



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               and all amendments thereto and of such prospectus (including each preliminary, amended or supplemental prospectus) as the Holder may reasonably request in order to facilitate the sale or transfer of the securities covered by such registration statement;

                      (iv) use its best efforts to register or qualify the
               securities covered by any such registration statement in those states and jurisdictions the Holder may reasonably request;

                      (v) furnish, at the request of Holder, on the date that
               such Warrant Shares are delivered to the underwriters for sale pursuant to such registration or, if such Warrant Shares are not being sold through underwriters, on the date such registration statement becomes effective (1) an opinion, dated such date, in a form customary to such transactions, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, reasonably acceptable in form and substance to such underwriter, and (2) a letter, dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto (including, in each case, documents incorporated by reference thereto), comply as to form in all material respects with the applicable accounting requirements of the Securities Act; such opinion of counsel shall additionally cover such other legal matters with respect to the registration statement and the Company as the underwriters, if any, may reasonably request; and such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration statement and the Company as the underwriters, if any, may reasonably request;

                      (vi) use its best efforts to keep such registration and
               qualification effective until all exercises, sales and distributions contemplated by the requests made pursuant to
               Section 4(a) hereof shall have been completed, but not in any event for a period in excess of ninety (90) days; and

                      (vii) pay all expenses incurred by the Company in
               complying with this Section 4(b), including without limitation
               (1) all registration and filing fees; (2) all printing expenses;
               (3) all fees and disbursements of counsel and independent public accountants for the Company; (4) all Blue Sky fees and expenses (including fees and expenses of counsel in connection with Blue Sky surveys); and (5) the entire expense of any special audits incident to or required by any such registration.

               (c) Certain Conditions to Registration. The right of the Holder to have any Warrant Shares included in any registration statement pursuant to the provisions of



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        Section 4(a) hereof shall be subject to the following further conditions:

                      (i) Should the request for registration be pursuant to
               Section 4(a), and should the registration statement proposed by the Company relate to an underwritten offering of securities of the Company, and should the managing underwriter for the Company render a recommendation to the effect that such registration of all or a part of the Common Stock would materially impair the Company's ability to sell the securities being registered by the Company, then the Holder shall be entitled to participate pro rata with all other stockholders entitled to registration rights of equal priority, if any ("OTHER STOCKHOLDER"), based upon the number of shares owned by or issuable to the Holder and each Other Stockholder in the maximum amount of shares that such underwriter determines may be sold without such impairment, after the Company has included all stock that it desires to sell;

                      (ii) Should the registration statement proposed by the
               Company relate to an underwritten offering of securities of the Company, on exercise of its registration rights pursuant to this
               Section 4, the Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters for such distribution and shall perform its obligations thereunder and, in addition, the Holder shall bear a pro rata portion of the underwriting discounts and commissions;

                      (iii) To the extent requested by any underwriter of the
               Company's securities, the Holder shall not sell, loan, grant an option for the purchase of or otherwise transfer or dispose of any securities of the Company (including without limitation a sale pursuant to Rule 144 of the Securities Act) during the period (not in excess of 180 days) prior to and after the effective date of a registration statement with respect to a distribution of the Company's securities, if the officers and directors of the Company enter into similar agreements. The Company may impose stop transfer instructions to enforce the provisions of the foregoing sentence;

                      (iv) The Holder hereby irrevocably waives and covenants
               not to assert any right the Holder might have to obtain or seek an injunction, administrative order or other action restraining or otherwise delaying the registration of securities of the Company in connection with any controversy that may arise with respect to the interpretation and enforcement of this Section 4;

                      (v) The Holder shall furnish to the Company in writing
               such information and documents as, in the opinion of counsel to the Company, may be reasonably required to properly prepare and file such registration statement in accordance with applicable provisions of the Securities Act; and

                      (vi) If the Holder desires to sell and distribute
               securities over a period of time, or from time to time at the prevailing market prices pursuant to a registration statement to be filed by the Company under the Securities Act, then



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               the Holder shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require to assure full compliance with relevant provisions of the Securities Act and the Exchange Act.

        5.     INDEMNIFICATION

               (a) Indemnification of Holder. The Company will, and does hereby undertake to, indemnify and hold harmless each Holder, each of such Holder's officers, directors, partners and agents, and each person controlling such Holder, with respect to any registration, qualification or compliance effected pursuant to Section 4, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, as amended, or other federal or state law arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse, as incurred, each Holder and each director, officer, partner, agent and controlling person of the Holder, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by any of the Holders or any underwriter and stated to be specifically for use therein.

               (b) Indemnification of Company. Each Holder will, if Shares held by or issuable to such Holder are included in such registration, qualification, or compliance, severally and not jointly, indemnify the Company, each of its directors, and each officer who signs a registration statement in connection therewith, and each person controlling the Company, each underwriter, if any, and, each person who controls any underwriter, of the Company's securities covered by such a registration statement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, and each such underwriter or other person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of each such Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such registration statement. In no event will any Holder be required to enter into any agreement or



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        undertaking in connection with any registration under this Section 5 providing for any indemnification or contribution obligations on the part of such Holder greater than such Holder's obligations under this
        Section 5.

               (c) Notice. Each party entitled to indemnification under this
        Section 5 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide such indemnification (the "INDEMNIFYING PARTY") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and the Indemnifying Party shall assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense with its separate counsel at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

        6. CONTRIBUTION. In order to provide for just and equitable contribution in any case in which (i) the Holder or any of Holder's officers, directors, partners, agents or any controlling persons makes a claim for indemnification pursuant to Section 5 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 5 hereof provide for indemnification in such case or (ii) contribution may be required on the part of any Holder or any of Holder's officers, directors, partners, agents or any controlling persons, then the Company and the Holder or any of Holder's officers, directors, partners, agents or any controlling persons shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holder or any of Holder's officers, directors, partners, agents or any controlling persons on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method which does not take account of the equitable considerations referred to in this Section 6. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        7. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, prior to the expiration of this Warrant by exercise or by its term:

               (a) The Company will not by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions of this Warrant and in the taking of all other actions that may be necessary to protect the rights of the Holder against dilution.

               (b) The Company shall at all times reserve and keep available, out of its authorized and unissued capital stock, such numbers of shares of Common Stock as shall, from time to time, be sufficient for the exercise of the Warrants.

               (c) All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer contemporaneously with such issue).

        8. HOLDER'S REPRESENTATIONS AND WARRANTIES. The Holder hereby represents and warrants that:

               (a) Holder is an "accredited investor" as that term is defined in Rule 501(a) of the Securities Act;

               (b) Holder, either alone or with the assistance of the Holder's professional advisors, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Holder's investment in the Company;

               (c) Holder has either spoken or met with, or been given reasonable opportunity to speak with or meet with, representatives of the Company for the purpose of asking questions of, and receiving answers and information from, such representatives concerning the Holder's investment in the Company;

               (d) Holder has sufficient financial resources to be able to bear the risk of the Holder's investment in the Company; and

               (e) Holder is acquiring this Warrant (and will acquire any securities issuable on exercise of this Warrant) for its own account for investment purposes and not with a view toward the sale or distribution of all or any part of this Warrant or such securities.

        No one other than the Holder has any beneficial interest in this Warrant or the securities issuable on exercise of this Warrant.

        9.     COVENANTS OF THE HOLDER.

               (a) Securities Laws. The Holder, by acceptance hereof, agrees that, absent both an effective registration statement under the Securities Act and qualification under applicable state law covering the disposition of this Warrant or the Warrant Shares, Holder will not sell or transfer any or all of such Warrant or the Warrant Shares, without first providing the Company with either an opinion of counsel reasonably acceptable to the Company and its counsel to the effect that such sale or transfer will be exempt from both the registration requirements of the Securities Act and the qualification requirements of applicable state law, or other evidence that is satisfactory to the Company establishing that any such disposition will not violate the Securities Act or applicable state law.

               (b) Restrictions on Transfer. By acceptance hereof, the Holder consents to (A) the placing of the legend substantially similar to that set forth on this Warrant on the Warrant Shares, stating that such securities have not been registered under the Securities Act and setting forth the restriction on transfer contemplated hereby and (B) the placing of a stop transfer order on the books of the Company and with any transfer agents against this Warrant and such securities, as deemed necessary by the Company to comply with such restrictions. The Holder understands that, except pursuant to Section 4, the Company has no obligation to the Holder to register this Warrant or any securities issuable on exercise hereof, and has not represented to the Holder that it will register this Warrant or such securities. The Holder understands that there is no assurance that the Company will make filings under the 1934 Act, or that a public market for any securities of the Company will exist, and as a result the Holder understands that Rule 144 may not be available for the resale or distribution of any securities of the Company by the Holder.

               (c) If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant or the Warrant Shares are not registered under both the Securities Act and applicable state securities laws, the Company may require, as a condition of allowing such exercise, transfer or exchange, a representation by the Holder that the transferee of this Warrant, in whole or in part, or any Warrant Shares, is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such representation shall be required in connection with a transfer pursuant to Rule 144 of the Securities Act.

        10.    TRANSFER AND EXCHANGE.

               (a) Transfer. This Warrant is not transferable without the Company's prior written consent. Upon receipt of such consent, this Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof only upon surrender of this Warrant properly endorsed. The Company shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrant so transferred. Upon any partial transfer, the Company will issue and deliver to the Holder a new Warrant or Warrants with respect to the Warrants not so transferred. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder hereof as the owner and Holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

               (b) Exchange. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Company may be exchanged, along with other Warrants of like tenor registered in the name of the same Holder, for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Warrant Shares as the Warrant or Warrants surrendered.

        11. LOSS, THEFT, DESTRUCTION OR MUTILATION. In case this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or in lieu of and substitution for such Warrant so destroyed, lost or stolen, upon the Holder of such Warrant filing with the Company such evidence satisfactory to it that such Warrant has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder; provided, however, that the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of expenses and charges incurred in connection with the delivery of such new Warrant. All Warrants so surrendered to the Company shall be canceled.

        12. RECORD OWNER. At the time of the surrender of this Warrant, together with the form of subscription properly executed and payment of the Exercise Price, the person exercising this Warrant shall be deemed to be the holder of record of the shares of Common Stock deliverable upon such exercise, in whole or in part, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person.

        13. FRACTIONAL SHARES. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Share called for on such exercise, the Holder may elect to receive, and the Company shall pay to the Holder, an amount in cash equal to such fraction multiplied by the Exercise Price. In the alternative, the Holder may elect to remit to the Company an amount in cash equal to the difference between such fraction and one, multiplied by the Exercise Price, and the Company will issue the Holder one share of Common Stock in addition to the number of whole Warrant Shares required by the exercise of the Warrant.

        14. MAILING OF NOTICES. All notices and other communications from the Company to the Holder of this Warrant shall be sent by registered or certified mail, (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

        If to the Company:

               NetAmerica.com Corporation

               Two Embarcadero Center, Suite 200
               San Francisco, CA 94111
               Telephone No. (415) 393-1727
               Facsimile No. (415) 393-0721
               Attention: Donald Sledge

        With a Copy to:

               Snell & Wilmer, LLP
               15 West South Temple, Suite 1200
               Salt Lake City, Utah 84101
               Telephone No. (801) 257-1900
               Facsimile No. (801) 257-1800
               Attention: Dawn M. Call

        Or such other addresses as the Company furnishes by notice to the Holder in accordance with this Section 14.

        If to the Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as such Holder furnishes by notice given in accordance with this Section 14.

        15. NO REGISTRATION UNDER THE SECURITIES ACT. Because this Warrant has not been registered under the Securities Act, it and all replacement Warrants and the Warrant Shares shall bear the following legend:

               THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ( THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS, OR
               (2) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS IS AVAILABLE AND THE COMPANY HAS RECEIVED EITHER AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH THE DISPOSITION OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY, WHICH EVIDENCE ESTABLISHES THAT ANY SUCH DISPOSITION WILL NOT VIOLATE THE SECURITIES ACT, SUCH LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

        16. GOVERNING LAW; JURISDICTION. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. Each of the Company and the Holder irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the State of Delaware in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Each of the Company and the Holder irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each of the Company and the Holder further agrees that service of process upon the company or the Holder mailed by certified or registered mail to the address set forth in Section 14 shall be deemed in every respect effective service of process upon the Company or the Holder in any such suit or proceeding. Nothing herein shall affect the Holder's or the Company's right to serve process in any other manner permitted by law. Each of the Company and the Holder agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

        17. ENTIRE AGREEMENT AND INTEGRATION. The Company and the Holder of this Warrant hereby represent and warrant that this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the parties hereto with respect to the subject matter of this Warrant, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, empowered or affected.

        18. AMENDMENT; NO WAIVERS. Any provision of this Warrant may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        19. HEADINGS. The headings and captions in this Warrant are included for convenience of reference only and shall be ignored in the construction and interpretation thereof.

        20. NO RIGHTS AS SHAREHOLDER. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

        21. SURVIVAL. The provisions of, and representations, warranties, agreements and obligations of the Company and the Holder under this Warrant shall survive the expiration of this Warrant, by exercise, transfer or by its terms.

        IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Warrant on this [____] day of [________________].

                                     NETAMERICA.COM CORPORATION,
                                     a Delaware corporation


                                     By:
                                     Its:


                                     Address: Two Embarcadero Center, Suite 200
                                              San Francisco, CA  94111



        ATTEST:


                                     [__________________________]


                                    By:
                                    Its:


                                    Address: [__________________]

                           FORM OF EXERCISE AGREEMENT

To:  NetAmerica.com Corporation
     Telephone No.
     Facsimile No.
     Attention:


        The undersigned hereby irrevocably exercises the right to purchase _________________ shares of the Common Stock of NetAmerica.com Corporation, a corporation organized under the laws of the State of Delaware (the "COMPANY"), and either

______ tenders herewith payment of the Exercise Price in full, in the amount of $____________, in cash, by certified or official bank check or by wire transfer for the account of the Company; or

______ elects pursuant to Section 1 of the Warrant to convert such Warrant into Common Stock on a cashless exercise basis.

        The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Exercise Date:____________________      ______________________________________
                                        Signature of Holder

                                        ______________________________________
                                        Name of Holder (Print)
                                        Address:

                                        ______________________________________

                                        ______________________________________

                                        ______________________________________

                               FORM OF ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
(Please print name and address of transferee)

this Warrant to purchase __________ Warrant Shares of NetAmerica.com Corporation, a Delaware corporation (the "COMPANY"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________ attorney, to transfer the Warrant on the books of the Company, with full power of substitution in the premises.

DATED:________________________          _______________________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)